                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement on Form S-4.


/s/ ARTHUR ANDERSEN LLP
-----------------------
ARTHUR ANDERSEN LLP

Salt Lake City, Utah
November 1, 1999